UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 4, 2015

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Connecticut Path

Framingham, MA 01701

(Address of principal executive offices)

Registrant’s telephone number, including area code:

508.739.0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On Thursday, June 4, 2015, HeartWare International, Inc. held its Annual Meeting of Stockholders at its corporate headquarters in Framingham, Massachusetts. The stockholders approved each of the proposals put to a vote of stockholders as recommended by the Board. The proposals had been previously announced and described in the Notice of Meeting contained in the company’s Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on April 30, 2015. Of the 17,245,446 shares of the company’s outstanding common stock entitled to vote at the meeting, 16,223,601 shares of common stock, or approximately 94.07%, were represented at the meeting in person or by proxy.

The proposals voted upon and approved by the stockholders of the company were as follows:

1.	To elect each of Cynthia Feldmann and Dr. Denis Wade as a Class I Director to hold office until the company’s annual meeting of stockholders to be held in 2018 or until a successor is duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To approve and ratify an amendment to the company’s Certificate of Incorporation to increase the number of authorized shares of the company’s common stock from 25 million shares to 50 million shares;

4.	To approve and ratify an amendment to the company’s 2012 Incentive Award Plan to increase the number of shares of the company’s common stock available for issuance under the Plan by 1.1 million shares; and

5.	To consider and act on an advisory vote to approve the compensation paid to certain executive officers.

A tabular summary of the voting results is attached as an exhibit and is incorporated by reference into this Item 5.07.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Tabular Summary of Voting Results from HeartWare’s June 4, 2015 Annual Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: June 5, 2015	By:	/s/ Lawrence J. Knopf
		Name:	Lawrence J. Knopf
		Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Tabular Summary of Voting Results from HeartWare’s June 4, 2015 Annual Meeting